UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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GOLDMAN SACHS TRUST

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Goldman, Sachs & Co. | 200 West Street | New York, New York 10282

August 26, 2013

Dear Client,

You are receiving this mailing because you were a shareholder of one or more Goldman Sachs Mutual Fund(s) as of August 5, 2013, the record date, and are eligible to vote at the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust Special Meeting on October 15, 2013. Please review the enclosed information if you would like to vote.

This mailing provides more details regarding the Special Meeting, how to access the proxy materials, and the various methods that may be used to vote your shares. Please note that you are eligible to vote on behalf of each Fund account you own as represented by the individual proxy card(s) or voting agenda page(s) included in this package.

In addition to voting in person, by internet or mail, for your convenience, you may also cast your vote by phone at 855-835-8320.

Your vote is important and we strongly encourage all Shareholders to participate in the governance of their Fund(s).

For additional information regarding the Joint Proxy Statement or upcoming Special Meeting, please contact your Private Wealth Management team.

Sincerely,

Goldman Sachs

August 26, 2013

Dear Investor:

You are receiving this mailing because you were a shareholder of one or more Goldman Sachs Mutual Fund(s) as of August 5, 2013, the record date, and are eligible to vote at the Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust Special Meeting on October 15, 2013. Please review the enclosed information if you would like to vote.

This mailing provides more details regarding the Special Meeting, how to access the proxy materials, and the various methods that may be used to vote your shares. Please note that you are eligible to vote on behalf of each Fund account you own as represented by the individual voting agenda page(s) included in this package.

In addition to the voting methods outlined in this mailing, for your convenience, you may also cast your vote by phone at 855-835-8318.

Your vote is important and we strongly encourage all Shareholders to participate in the governance of their Fund(s).